Exhibit 99.1

HUDSON TECHNOLOGIES REPORTS first quarter 2025 reSults

•	First quarter revenue reflects continued low refrigerant market price landscape
•	Reports $81 million in cash and no debt at March 31, 2025
•	Continues share repurchase program

WOODCLIFF LAKE, NJ – May 7, 2025 – Hudson Technologies, Inc. (NASDAQ: HDSN) announced results for the first quarter ended March 31, 2025.

Brian F. Coleman, President and Chief Executive Officer of Hudson Technologies commented, “First quarter 2025 revenue reflected a slight increase in refrigerant sales volume, which was more than offset by lower overall refrigerant market pricing as compared to last year’s first quarter. First quarter 2025 sequential market pricing declined slightly from the fourth quarter of 2024, contributing to gross margin of 22%. We expect to be on track for our mid-twenty percent expected gross margin as we move through the core portion of the nine-month selling season. Additionally, we saw continued strength in the refrigerant recovery activities that feed our reclamation business, bolstered by our strengthened capabilities from the strategic acquisition of USA Refrigerants last year. We are pleased with the start to 2025 and remain focused on successfully executing on the elements of our business that we can control – most importantly by ensuring that our customers have the refrigerants they need as the weather turns warmer and the cooling season gets fully underway.

“We believe the current phase down of HFC refrigerants under the AIM Act provides a substantial long-term opportunity for the continued growth of our reclamation business as the supply of virgin HFCs declines. In addition, several states are beginning to implement requirements for the use of reclaimed refrigerant in their municipal buildings, creating an additional demand opportunity for reclaimed refrigerant. We are committed to elevating the importance of responsible refrigerant management through our promotion of field recovery practices throughout the industry, and our efforts have expanded our recognition as a reclamation partner and improved our access to recovered refrigerant.

“Hudson’s unlevered balance sheet strengthened further during the quarter, with $81 million in cash at March 31, 2025. We remain focused on our capital allocation strategy which includes investing in organic growth, pursuing acquisition opportunities that will strengthen our capabilities or geographic reach, and to opportunistically repurchase our stock. To date in 2025 we have repurchased $4.5 million of common stock under our stock buyback plan,” Mr. Coleman concluded.

Three Months Results

For the quarter ended March 31, 2025, Hudson reported:

•	Revenues of $55.3 million, a decrease of 15% compared to revenues of $65.3 million in the comparable 2024 period. The revenue decline is related to decreased prices for certain refrigerants, partially offset by slightly increased sales volume as compared to the first quarter of 2024.
•	Gross margin of 22%, compared to 33% in the first quarter of 2024. The gross margin compression in 2025 was predominately price driven.
•	Selling, general and administrative expenses increased slightly to $8.2 million compared to $7.9 million in the first quarter of 2024.
•	Operating income of $3.1 million, compared to operating income of $12.8 million in the prior year period.
•	Net income of $2.8 million or $0.06 per basic and diluted share in the first quarter of 2025, compared to net income of $9.6 million or $0.21 per basic and $0.20 per diluted share in the same period of 2024.

Conference Call Information

Hudson Technologies will host a conference call and webcast today, Wednesday, May 7, 2025 at 5:00 p.m. Eastern Time to discuss the Company’s first quarter 2025 results.

Please visit this link at least 5 minutes prior to the scheduled start time in order to register and receive dial-in and webcast details.

A replay of the teleconference will be available until June 6, 2025, and may be accessed by dialing (877) 481-4010. International callers may dial (919) 882-2331. Callers should use conference ID: 52307.

About Hudson Technologies

Hudson Technologies, Inc. is a leading provider of innovative and sustainable refrigerant products and services to the Heating Ventilation Air Conditioning and Refrigeration industry. For nearly three decades, we have demonstrated our commitment to our customers and the environment by becoming one of the first in the United States and largest refrigerant reclaimers through multimillion dollar investments in the plants and advanced separation technology required to recover a wide variety of refrigerants and restoring them to Air-Conditioning, Heating, and Refrigeration Institute standard for reuse as certified EMERALD Refrigerants™. The Company's products and services are primarily used in commercial air conditioning, industrial processing and refrigeration systems, and include refrigerant and industrial gas sales, refrigerant management services consisting primarily of reclamation of refrigerants and RefrigerantSide® Services performed at a customer's site, consisting of system decontamination to remove moisture, oils and other contaminants. The Company’s SmartEnergy OPS® service is a web-based real time continuous monitoring service applicable to a facility’s refrigeration systems and other energy systems. The Company’s Chiller Chemistry® and Chill Smart® services are also predictive and diagnostic service offerings. As a component of the Company’s products and services, the Company also generates carbon offset projects.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Statements contained herein which are not historical facts constitute forward-looking statements. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors include, but are not limited to, changes in the laws and regulations affecting the industry, changes in the demand and price for refrigerants (including unfavorable market conditions adversely affecting the demand for, and the price of, refrigerants), the Company's ability to source refrigerants, regulatory and economic factors, seasonality, competition, litigation, the nature of supplier or customer arrangements that become available to the Company in the future, adverse weather conditions, possible technological obsolescence of existing products and services, possible reduction in the carrying value of long-lived assets, estimates of the useful life of its assets, potential environmental liability, customer concentration, the ability to obtain financing, the ability to meet financial covenants under its existing credit facility, any delays or interruptions in bringing products and services to market, the timely availability of any requisite permits and authorizations from governmental entities and third parties as well as factors relating to doing business outside the United States, including changes in the laws, regulations, policies, and political, financial and economic conditions, including inflation, interest and currency exchange rates, of countries in which the Company may seek to conduct business, the Company’s ability to successfully integrate any assets it acquires from third parties into its operations, and other risks detailed in the Company's 10-K for the year ended December 31, 2024 and other subsequent filings with the Securities and Exchange Commission. The words "believe", "expect", "anticipate", "may", "plan", "should" and similar expressions identify forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made.

Investor Relations Contact: John Nesbett/Jennifer Belodeau IMS Investor Relations (203) 972-9200 jnesbett@imsinvestorrelations.com	Company Contact: Brian F. Coleman, President & CEO Hudson Technologies, Inc. (845) 735-6000 bcoleman@hudsontech.com

Hudson Technologies, Inc. and Subsidiaries

Consolidated Balance Sheets

(Amounts in thousands, except for share and par value amounts)

	March 31,	December 31,
	2025	2024
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$81,048	$70,134
Trade accounts receivable – net of allowance for credit losses of $822 and $1,079, respectively	27,452	13,629
Inventories	78,299	96,247
Income tax receivable	5,750	6,284
Prepaid expenses and other current assets	8,795	9,218
Total current assets	201,344	195,512

Property, plant and equipment, less accumulated depreciation	22,236	21,554
Goodwill	62,280	62,280
Intangible assets, less accumulated amortization	13,278	14,100
Right of use asset	6,419	6,878
Other assets	2,328	2,328
Total Assets	$307,885	$302,652

Liabilities and Stockholders’ Equity
Current liabilities:
Trade accounts payable	$11,271	$8,692
Accrued expenses and other current liabilities	36,388	33,813
Accrued payroll	3,133	3,704
Other short-term liabilities	1,600	1,600
Total current liabilities	52,392	47,809
Deferred tax liability	4,253	4,076
Long-term lease liabilities	4,418	4,917
Total Liabilities	61,063	56,802

Commitments and contingencies

Stockholders’ equity:
Preferred stock, shares authorized 5,000,000: Series A Convertible preferred stock, $0.01 par value ($100 liquidation preference value); shares authorized 150,000; none issued or outstanding	—	—
Common stock, $0.01 par value; shares authorized 100,000,000; issued and outstanding: 43,975,786 and 44,284,374 respectively	440	443
Additional paid-in capital	109,009	110,792
Retained earnings	137,373	134,615
Total Stockholders’ Equity	246,822	245,850

Total Liabilities and Stockholders’ Equity	$307,885	$302,652

Hudson Technologies, Inc. and Subsidiaries

Consolidated Statements of Income

(unaudited)

(Amounts in thousands, except for share and per share amounts)

	Three months
	ended March 31,
	2025	2024
Revenues	$55,343	$65,250
Cost of sales	43,275	43,829
Gross profit	12,068	21,421

Operating expenses:
Selling, general and administrative	8,170	7,947
Amortization	823	698
Total operating expenses	8,993	8,645

Operating income	3,075	12,776

Interest (income) expense	(576)	214

Income before income taxes	3,651	12,562

Income tax expense	893	3,000

Net income	$2,758	$9,562

Net income per common share – Basic	$0.06	$0.21
Net income per common share – Diluted	$0.06	$0.20
Weighted average number of shares outstanding – Basic	44,057,774	45,509,423
Weighted average number of shares outstanding – Diluted	45,621,413	47,468,520

Hudson Technologies, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(unaudited)

(Amounts in thousands)

	Three months
	ended March 31,
	2025	2024
Cash flows from operating activities:
Net income	$2,758	$9,562
Adjustments to reconcile net income to cash provided by (used in) operating activities:
Depreciation	774	744
Amortization of intangible assets	823	698
Lower of cost or net realizable value inventory adjustment	549	397
Allowance for credit losses	(187)	163
Share based compensation	45	279
Amortization of deferred finance costs	56	57
Deferred tax (benefit) expense	177	(853)
Changes in assets and liabilities:
Trade accounts receivable	(13,636)	(10,930)
Inventories	17,399	6,294
Prepaid and other assets	367	(140)
Lease obligations	—	(1)
Income taxes receivable	534	3,751
Accounts payable and accrued expenses	4,497	(10,954)
Cash provided by (used in) operating activities	14,156	(933)

Cash flows from investing activities:
Additions to property, plant, and equipment	(1,411)	(960)
Cash used in investing activities	(1,411)	(960)

Cash flows from financing activities:
Proceeds from issuance of common stock	—	1
Excess tax benefits from exercise of stock options	—	(3)
Repurchase of common shares	(1,831)	—
Cash used in financing activities	(1,831)	(2)

Increase (decrease) in cash and cash equivalents	10,914	(1,895)
Cash and cash equivalents at beginning of period	70,134	12,446
Cash and cash equivalents at end of period	$81,048	$10,551

Supplemental disclosure of cash flow information:
Cash paid for interest	$100	$105

Cash paid for income taxes – net	$182	$102

Property and equipment included in accrued expenses and other current liabilities	$699	—